UCFC HOME EQUITY LOAN OWNER TRUST    EXHIBIT 20.2
                  Home Equity Loan Asset-Backed Notes
                             Series 1998-AA
                     Statement To Certificateholders

---------------------------------------------------------------------------------------------------------------------
                                                DISTRIBUTIONS IN DOLLARS
                        PRIOR                                                                          CURRENT
        ORIGINAL        PRINCIPAL                                                  REALIZED  DEFERRED  PRINCIPAL
CLASS   FACE VALUE      BALANCE         INTEREST      PRINCIPAL      TOTAL         LOSSES    INTEREST  BALANCE
-----   --------------  -------------   ------------  ------------   ------------  --------  --------  ---------------

*Notes   300,000,000.00  253,458,927.31  1,169,290.52  5,645,217.72   6,814,508.24  0.00      0.00      247,813,709.59
----------------------------------------------------------------------------------------------------------------------
TOTALS:  300,000,000.00  253,458,927.31  1,169,290.52  5,645,217.72   6,814,508.24  0.00      0.00      247,813,709.59
======================================================================================================================

---------------------------------------------------------------------------------------------------------
     FACTOR INFORMATION PER $1000 OF ORIGINAL FACE
                                                                                       PASS-THROUGH
                   PRIOR                                            CURRENT                 RATES
                   PRINCIPAL                                        PRINCIPAL      ----------------------
CLASS   CUSIP      BALANCE        INTEREST  PRINCIPAL   TOTAL       BALANCE        CURRENT      NEXT
------  -----      ------------   --------  ----------- ----------  ----------     --------     ---------
*Notes  902632AA6   844.863091    3.897635 18.817392   22.715027   826.045699     5.190000%    5.125630%
---------------------------------------------------------------------------------------------------------

This statement is also available on Bankers Trust's Website, http://online.bankerstrust.com/invr/.
We begin posting statements on the Web at 7:00 p.m. Eastern
Time on the business day before each distribution date.



SELLER:             UCFC Acceptance Corporation         ADMINISTRATOR:
SERVICER:           United Companies Lending            Bankers Trust Company
                       Corporation                      3 Park Plaza
LEAD UNDERWRITER:   Prudential Securities Incorporated  Irvine, CA 92714
RECORD DATE:        January 29, 1999                   FACTOR INFORMATION:
DISTRIBUTION DATE:  February 16, 1999                          (800) 735-7777
                                 Page 9

                                    (c) COPYRIGHT 1999 Bankers Trust Company

                    UCFC HOME EQUITY LOAN OWNER TRUST
                   Home Equity Loan Asset-Backed Notes
                             Series 1998-AA
                     Statement To Certificateholders



Distribution Date:     February 16, 1999

LOAN GROUP PRINCIPAL BALANCE:                           247,813,709.59
TOTAL PRINCIPAL:                                          5,645,217.72
PREPAYMENTS:                                              5,448,314.05
NET LIQUIDATION PROCEEDS:                                         0.00
TOTAL INTEREST:                                           2,143,031.07

SUBSTITUTION AMOUNTS:                                             0.00
LOAN PURCHASE PRICES:                                             0.00

LIBOR INTEREST CARRYOVER INCLUDED
  IN CURRENT DISTRIBUTION                                         0.00
LIBOR INTEREST CARRYOVER AFTER
  PAYMENT DATE                                                    0.00

INTEREST CARRY-FORWARD AMOUNT                                     0.00
PRINCIPAL CARRY-FORWARD AMOUNT                                    0.00

RESERVE ACCOUNT BALANCE AS OF PAYMENT DATE                9,884,187.40
SPECIFIED RESERVE ACCOUNT REQUIREMENT                    15,000,000.00
RESERVE ACCOUNT ADDITIONS                                   893,559.39
RESERVE ACCOUNT WITHDRAWALS                                       0.00
CUMULATIVE RESERVE ACCOUNT WITHDRAWALS                            0.00

INSURED PAYMENT RELATING TO THE CURRENT PAYMENT DATE:             0.00

                                                            TOTAL DUE
                                                            ---------
SERVICING FEES:                                              83,319.67
GUARANTEE FEES DUE:                                         502,665.29

REALIZED LOSSES FOR THE RELATED REMITTANCE PERIOD:                0.00
CUMULATIVE REALIZED LOSSES AS OF THE
  CURRENT PAYMENT DATE:                                           0.00
CUMULATIVE REALIZED LOSSES AS A
  PERCENTAGE OF ORIGINAL LOAN GROUP BALANCE:                    0.0000%

SUBORDINATED AMOUNT                                      36,000,000.00

WEIGHTED AVERAGE COUPON RATE                                   10.1462%
WEIGHTED AVERAGE REMAINING TERM                                    330

LIBOR RATE FOR THE RELATED ACCRUAL PERIOD:                      5.1900%
LIBOR RATE FOR THE RELATED NEXT ACCRUAL PERIOD:                 5.1256%

DELINQUENCY ADVANCES                                        466,780.60
SERVICING ADVANCES                                                0.00

NUMBER OF DELINQUENT HOME EQUITY LOANS
  PURCHASED BY SERVICER PURSUANT TO SEC 4.13(f):                     0

AGGREGATE BALANCE OF DELINQUENT HOME EQUITY
  LOANS PURCHASED BY SERVICER PURSUANT TO SEC 4.13(f):            0.00


                              Page 10
                    (c) COPYRIGHT 1999 Bankers Trust Company

                    UCFC HOME EQUITY LOAN OWNER TRUST
                   Home Equity Loan Asset-Backed Notes
                             Series 1998-AA
                     Statement To Certificateholders


Distribution Date:    February 16, 1999

-----------------------------------------------------------------------------------
DELINQUENT AND                                                             LOANS
FORECLOSURE LOAN               30 TO 59       60 TO 89      90 AND OVER     IN
INFORMATION                    DAYS           DAYS          DAYS           FORE-
                                                                           CLOSURE
-----------------------------------------------------------------------------------
PRINCIPAL BALANCE GROUP 2:   7,023,850.76     4,481,472.51 11,399,672.29    0.00
NUMBER OF LOANS                       107               60           142       0

-----------------------------------------------------------------------------------

LOANS IN BANKRUPTCY PROCEEDINGS - GROUP 2                          35

PRINCIPAL BALANCE OF LOANS IN
  BANKRUPTCY PROCEEDINGS - GROUP 2                       2,516,718.12

REO LOANS - GROUP 2                                                 1

PRINCIPAL BALANCE OF REO LOANS - GROUP 2                    74,600.00

BOOK VALUE OF REO PROPERTY, IF AVAILABLE:                        0.00
REO PROCEEDS:                                                    0.00

REO PROPERTY MATTERS:                        (SEE ATTACHMENTS, IF ANY)

OTHER FORECLOSURE INFORMATION:               (SEE ATTACHMENTS, IF ANY)


                             Page 11

                               (c) COPYRIGHT 1999 Bankers Trust Company